UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): February 2, 2015

BIOHEART, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33718	65-0945967
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

13794 NW 4th Street, Suite 212, Sunrise, Florida	33325
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 835-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual of Stockholders (the “Annual Meeting”) of the Company held on February 2, 2015, the stockholders of the Company approved each of the proposals set forth below by the final voting results (based on 610,475,357 common shares and 20,000,000 Series A Preferred Shares with voting rights) set forth below.

Proposal 1

To elect the following individuals as directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed:

	Number of Shares
		Withhold
	Votes For	Authority
Mike Tomas	677,621,597	5,889,604
William P. Murphy, Jr.,
M.D.	676,710,457	6,800,744
Mark P. Borman	678,615,272	4,895,929
Charles A. Hart	675,449,376	8,061,825
Sam Ahn	678,613,709	4,897,492
Kristin Comella	677,864,215	5,646,986
Sheldon T. Anderson	678,722,534	4,788,667

Proposal 2

To ratify and approve the appointment of Fiondella, Milone, and LaSaracina LLP, as the Company’s independent registered public accounting firm:

Number of Shares
Votes For	Votes Against	Abstain
676,440,780	4,131,318	2,939,102

Proposal 3

To approve the 2013 Omnibus Equity Compensation Plan:

Number of Shares
Votes For	Votes Against	Abstain
665,746,618	14,123,493	3,641,090

Proposal 4

To approve an advisory vote on executive compensation:

Number of Shares
Votes For	Votes Against	Abstain
666,898,264	11,771,086	4,841,851

Proposal 5

To approve by an advisory vote the frequency of future executive compensation advisory votes:

Number of Shares
One Year	Two Years	Three Years	Abstain
58,264,093	569,421,329	51,215,703	4,610,076

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOHEART, INC.

Date: February 6, 2015	By:	/s/ Mike Tomas
Mike Tomas
Chief Executive Officer